UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA		92673
(Address of principal executive offices)		(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03     Material Modification to Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 21, 2022, ReShape Lifesciences Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware to effect a 1-for-50 reverse split of the Company’s outstanding common stock, $0.001 par value per share (the “Reverse Stock Split”). The Reverse Stock Split became effective for trading purposes upon the commencement of trading on December 23, 2022, at which point the Company’s common stock began trading on a split adjusted basis on the Nasdaq Capital Market. As a result of the Reverse Stock Split, each 50 shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. Any fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

As a result of the Reverse Stock Split, proportional adjustments will be made to the number of shares of common stock issuable upon exercise or conversion, and the per share exercise or conversion price, of the Company’s outstanding warrants, stock options and convertible preferred stock, in each case in accordance with their terms.

The Certificate of Amendment also increased the number of shares of common stock that the Company is authorized to issue under the Certificate of Incorporation from 100,000,000 to 300,000,000 shares. The Reverse Stock Split does not reduce the number of authorized shares of common stock and preferred stock under the Certificate of Incorporation. Therefore, the effect of the Reverse Stock Split is to increase the number of shares of common stock and preferred stock available for issuance relative to the number of shares issued and outstanding. The Reverse Stock Split will not alter the par value of the common stock or preferred stock or modify any voting rights or other terms of the common stock or any series of preferred stock. The Reverse Stock Split and increase in authorized shares of common stock were approved by the Company’s stockholders at its annual meeting of stockholders held on December 14, 2022.

As set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Mirroring Preferred Stock of the Company, the Series D Mirroring Preferred Stock will automatically terminate effective concurrently with the Reverse Stock Split and such shares will resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Mirroring Preferred Stock.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01     Other Events.

On December 22, 2022, the Company issued a press release announcing the Reverse Stock Split and increase in authorized shares of common stock. A copy of such press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
3.1	Fifth Amendment to Restated Certificate of Incorporation, as amended, of ReShape Lifesciences Inc.
99.1	Press release dated December 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
President and Chief Executive Officer

Dated: December 28, 2022